Exhibit 99.2
1 Unleashing the Potential of Immuno-Oncology Therapies August 14, 2023 © 2023 Xilio Therapeutics, Inc.

2 Forward-Looking Statements and Disclaimers This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, timing and expectations related to: reporting preliminary data from the Phase 1/2 clinical trial for XTX202, including the anticipated number of patients treated at the 1 mg/kg dose level or higher; evaluating XTX202 at a second dose level in the Phase 2 clinical trial; reporting preliminary safety data from the Phase 1 clinical trial for XTX301; activating clinical trial sites for Phase 1 combination dose escalation portion of the clinical trial evaluating XTX101 in combination with atezolizumab in patients with advanced solid tumors; the potential benefits of any of Xilio’s current or future product candidates in treating patients; Xilio’s ability to obtain and maintain sufficient cash resources to fund its operations beyond the end of the second quarter of 2024; and Xilio’s strategy, goals and anticipated financial performance, milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this presentation are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this presentation, including, without limitation, risks and uncertainties related to ongoing and planned research and development activities, including initiating, conducting or completing preclinical studies and clinical trials and the timing and results of such preclinical studies or clinical trials; the delay of any current or planned preclinical studies or clinical trials or the development of Xilio’s current or future product candidates; Xilio’s ability to obtain and maintain sufficient preclinical and clinical supply of current or future product candidates; or Xilio’s advancement of multiple early-stage programs. There can be no assurance that interim or preliminary preclinical or clinical data or results will be predictive of future preclinical or clinical data or results, including, without limitation, the preliminary intra-tumoral pharmacodynamic data reported for two patients treated with XTX202 who each had an optional on-treatment tumor biopsy; Xilio’s ability to successfully demonstrate the safety and efficacy of its product candidates and gain approval of its product candidates on a timely basis, if at all; results from preclinical studies or clinical trials for Xilio’s product candidates, which may not support further development of such product candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of current or future clinical trials; Xilio’s ability to obtain, maintain and enforce patent and other intellectual property protection for current or future product candidates; Xilio’s ability to obtain and maintain sufficient cash resources to fund its operations beyond the end of the second quarter of 2024; the impact of international trade policies on Xilio’s business, including U.S. and China trade policies; and Xilio’s ability to maintain its clinical trial collaboration with Roche to develop XTX101 in combination with atezolizumab. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Xilio’s filings with the U.S. Securities and Exchange Commission (SEC), including Xilio’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as well as other subsequent filings that Xilio has made or may make with the SEC in the future. Any forward-looking statements contained in this presentation represent Xilio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Xilio explicitly disclaims any obligation to update any forward-looking statements. Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Xilio’s own internal estimates and research. While Xilio believes these third-party studies, publications, surveys and other data to be reliable as of the date of this presentation, Xilio has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of our internal estimates or research and no reliance should be made on any information or statements made in this presentation relating to or based on such internal estimates and research. This presentation contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Tecentriq is a registered trademark of Genentech USA Inc., a member of the Roche Group.

3 Immuno-Oncology Therapy has Curative Potential but is Often Limited by Systemic Toxicity • Immuno-oncology (IO) therapies have transformed the treatment landscape and long-term outlook for some patients with advanced cancer • Treatment potential for some of the most exciting IO targets has been impeded by dose-limiting systemic toxicity Patient Portrayal The Critical Challenge: Maximizing Efficacy While Improving Tolerability Xilio (ex-il-ee-oh) believes the next revolution in IO cancer therapies will trick tumors into activating their own treatments, while simultaneously sparing healthy tissues and cells

4 Xilio’s Novel Tumor-Activated Molecules Are Designed to Overcome the Limitations of Systemically Active Treatments Cleavage Site Half-Life Extension Domain Effector Domain Masking Domain Antibody Example Cytokine Example • Harness and focus the power of the immune system to fight cancer • Novel design to outsmart tumors – using tumor growth activity against itself - Tumor proteases activate a switch in molecules to unleash active agent inside tumor microenvironment (TME) • Each molecule custom-designed using our proprietary geographically precise solutions (GPS) platform for tumor-selectivity with a masking domain that is designed to prevent interaction with healthy tissue and cells - Molecules are activated by tumor’s dysregulated matrix metalloproteases (MMPs) mAb: monoclonal antibody Masking Domain Variable Domain Variable Domain Masking Domain Cleavage Sites

5 Xilio’s Molecules Are Designed to Be Selectively Activated in the TME by MMPs In vitro recombinant MMP kinetic cleavage assay Tumor Plasma Spleen Liver Kidney Lung 0 2 4 6 Fold Difference in % Active Drug in Tumor or Normal Tissues vs Plasma (Avg) Tumor-specific activation +MMPs No MMP 0 500 1000 1500 2000 2500 0 20 40 60 80 100 Time (min) Product (%) Demonstrated in >400 patient specimens Left panel: Time-course of XTX301 activation by recombinant human MMPs. Middle panel: Mice bearing MC38 syngeneic colorectal carcinoma tumors were dosed with mXTX301 (murine surrogate for XTX301), and the percent activated molecule was measured 72h post dose in tumor, plasma, spleen, liver, kidney and lung. Average % active molecule in plasma was set to 1 and fold difference in average % active drug in tumor or normal tissues vs plasma is shown. Right panel: Activation of XTX101, XTX202 or XTX301 assessed in tumor biopsies ex vivo. High activation efficiency across human solid tumors ex vivo Tumor-specific activation in vivo High activation efficiency across human solid tumors ex vivo Tumor Type Confirmed High Activation Efficiency (<24 hours) XTX101 (anti-CTLA-4) XTX202 (IL-2) XTX301 (IL-12) Colon H&N Prostate RCC Lung Melanoma Plasma

6 Program Initial Tumor Types Mechanism of Action Discovery IND-Enabling Phase 1 Phase 2 Phase 3 Antibody Program XTX101 (1) Advanced Solid Tumors and MSS CRC Anti-CTLA-4 Cytokine Programs XTX202 (2) Advanced RCC and Melanoma IL-2 XTX301 (3) Advanced Solid Tumors IL-12 Multifunctional Program Multifunctional Advanced Solid Tumors PD-1/IL-2 1. Xilio plans to evaluate XTX101 in combination with atezolizumab (Tecentriq®) in a Phase 1/2 clinical trial under a clinical trial collaboration with Roche. The Phase 1 portion is designed to assess the safety and tolerability of the combination in dose escalation in patients with advanced solid tumors, and the planned Phase 2 portion is designed to assess the safety and efficacy of the combination in patients with MSS CRC. 2. Initially evaluating XTX202 as a monotherapy in patients with unresectable or metastatic melanoma and metastatic RCC prior to evaluating XTX202 in combination with an anti-PD-1/PD-L1 for the treatment of patients with NSCLC or potential expansion into additional cancer indications as a monotherapy or combination therapy. 3. Initially plan to evaluate XTX301 as a monotherapy for the treatment of advanced solid tumors. CRC: colorectal cancer; MSS: microsatellite stable; NSCLC: non-small cell lung cancer; RCC: renal cell carcinoma. Building a Pipeline of Novel, Tumor-Activated Immuno-Oncology Therapies

7 CTLA-4 Evolving Paradigm and Opportunity for a Tumor-Activated Anti-CTLA-4

Trial conducted by Bristol Myers Squibb. 8 Ascierto et al., J Immunother Cancer (2020); Larkin et al., N Engl J Med (2015); Wolchok et al., Lancet (2010); Hamid et al., J Transl Med (2011); Lebbe et al., J Clin Oncol (2019); Weber et al., J Clin Oncol (2012). AE: adverse event; irAE: immune-related adverse event; OS: overall survival. Ipilimumab Data Demonstrated Transformative Potential of High Dose Anti-CTLA-4 Ipilimumab (10 mg/kg; USPI N=471) irAE All Grades G3+ Gastrointestinal 31% (up to 39% in Phase 2) 16% Endocrine 28% 9% Skin 25% (up to 47% in Phase 2) 4% Liver 15% 11% Infusion Related 3% Dose (mg/kg) Median OS Grade 3/4 irAEs Discontinuations Comments 3 11.5 Months 14% 19% • Standard approved dose 10 15.7 Months 30% 31% • Increased OS indicates greater efficacy • Increased irAEs indicate greater toxicity Time (Weeks) Toxicity Grade High-Dose Ipilimumab Improved Efficacy, But Limited by Toxicity Improved efficacy seen with 10 mg/kg dose, but greater toxicity limits clinical use to 3 mg/kg dose Ipilimumab dose further reduced in combination with PD-(L)1, typically to 1 mg/kg 3-fold increase in therapeutic index has significant potential for transformational outcome 3x Average time to onset of AEs associated with Ipilimumab

9 CTLA-4’s Changing Paradigm: Fc Enhancement to Drive ADCC and High Dose Improves Outcomes 1. Bullock AJ, Grossman JE, Fakih MG, et al: ESMO World Congress on Gastrointestinal Cancer 2022. Abstract LBA-09. Presented June 29, 2022. 2. Phase 1 data reported by Agenus Inc. on January 21, 2023, at ASCO GI Symposium for botensilimab (AGEN1181) in combination with a balstilimab in MSS CRC patients previously treated with chemotherapy and/or with immunotherapy-resistant tumors. 3. Trials conducted by AstraZeneca Pharmaceuticals. Kelley et al., J. Clin. Oncol., 2021; Abou-Alfa et al., J. Clin. Oncol., 2022; Kudo M., Liver Cancer, 2022. Illustration adapted from PDB entry 5TRU; original structure published: Ramagopal et al., Proc Natl Acad Sci 2017 ADCC: antibody-dependent cell-mediated cytotoxicity; ORR: objective response rate; TRAE: treatment-related adverse event; TREG: regulatory T cells; Q4W: once every four weeks. Fc Enhancement to Achieve TREG Depletion • Historically, IO agents have reported 0-5% response rates in MSS CRC (cold tumor): (1) - PD-1 monotherapy: ORR 0% (n=150) - Ipilimumab + nivolumab: ORR 5% (n=20) • Phase 1 data for an Fc-enhanced anti-CTLA-4 in combination with a PD-1 in patients with MSS CRC: (2) - ORR: 23% (n=70) - Phase 1 safety data included any TRAE: Grade 3 (40%) and Grade 4 (3%) CTLA-4 Ipilimumab High Dose CTLA-4 Improved Outcomes • Single high dose (300 mg x1) administration of tremelimumab in combination with an anti-PD-L1 resulted in improved efficacy compared to multiple low doses (75 mg x4 Q4W) (3)

10 XTX101 Tumor-Activated Anti-CTLA-4

11 Inactive State Active State topspin MMP Activation ADCC-enhanced Fc Variable Domain Variable Domain Activated XTX101 designed to: • bind and block CTLA-4 checkpoint • drive potent ADCC against TREGs that highly express CTLA-4 XTX101: Tumor-Activated, High Affinity Binding, Fc-Enhanced Anti-CTLA-4 Masking Domain Variable Domain Variable Domain Masking Domain Cleavage Sites ADCC-enhanced Fc

12 1. Ipilimumab analog comprising a monoclonal antibody of identical amino acid sequence to ipilimumab that was produced at Xilio for research purposes. CR: complete regression. Left panel: MB49 cells were inoculated subcutaneously into C57BL/6-huCTLA-4 mice. When tumors reached approximately 150 mm3, mice received a single IV dose at the doses indicated in the figure. A two-way ANOVA with Bonferonni’s multiple comparisons post-test was performed to determine the statistical significance of treatment vs. isotype on Day 16 (ns: not significant;*P<0.05; **P<0.01; ***P<0.001;****P<0.0001). Middle panel: MB49 cells were inoculated subcutaneously into C57BL/6-huCTLA4 mice. Mice were dosed 3 mg/kg single-dose i.v. A one-way ANOVA with Bonferroni’s multiple comparisons post-test was performed to determine the statistical significance of treatment vs. isotype control IgG (*P<0.05). Right panel: ADCC experiment utilized reporter gene assay with human FcγRIIIa F158 (low affinity) variant. T cell activation measured in SEB (Staphylococcal enterotoxin b superantigen) assay with test articles at 100 nM concentration. XTX101 Preclinical Profile Differentiated from Ipilimumab (10x Potency, TREG Depletion, Safety) and AGEN1181 (Safety) XTX101 is 10-fold more potent than ipilimumab(1) in in vivo studies XTX101 increased intra-tumoral CD8 T cells and depleted TREGs, while ipilimumab(1) did not XTX101 exhibited enhanced ADCC and T cell activation vs ipilimumab(1) and in line with AGEN1181 XTX101 Ipilimumab(1) IgG Control Ipilimumab* XTX101 0 5 10 15 20 CD8+ T Cells in TME (% CD45+ live cells) * IgG Control Ipilimumab* XTX101 0 5 10 15 20 25 30 Foxp3+CD25+ in TME (% CD4+ live cells) * Tumor CD8 T Cells Tumor TREGs CRs at 0.3 mg/kg IgG Control 0.3 mg/kg XTX101 1.0 mg/kg XTX101 3 mg/kg needed for CRs IgG Control 0.3 mg/kg Ipilimumab* 1.0 mg/kg Ipilimumab* 3.0 mg/kg Ipilimumab* 0.1 1 10 100 1000 10000 100000 0 5000 10000 15000 Concentration (ng/mL) Relative Light Units Ipilimumab* Non-masked XTX101 AGEN1181 IgG Control IgG Non-masked XTX101 AGEN1181 Ipilimumab* 0 5000 10000 15000 20000 25000 IL-2 (pg/mL) T cell Activation (IL-2 Secretion) ADCC Activity

13 Phase 1 Clinical Trial Data for XTX101

29 Patients Enrolled in Phase 1 Trial (Phase 1A and 1B) for XTX101 with a Wide Range of Advanced and Treatment Refractory Solid Tumors

XTX101 Phase 1 Trial Design

Enrollment Completed

Phase 1A
Monotherapy Dose-Escalation
Advanced Solid Tumors
(n=20 dosed)

Phase 1B
Monotherapy Expansion PD [(2)]
(n=9 dosed)

Ongoing

Current dose level: 150 mg Q6W

Patient Characteristics	Total (N=27)[(1)]
Demographics	
Age, median (range)	67 (49, 80)
Female	15 (56%)
ECOG PS 0	7 (26%)
ECOG PS 1	20 (74%)
Prior Lines of Anti-Cancer Treatment	**Median 4 (1-12)**
1	2 (7%)
2	4 (15%)
3	6 (22%)
4	7 (26%)
5	3 (11%)
6 and more	5 (19%)
Prior Treatment with IO	
≥1	12 (44%)

Tumor Types	Total (N=27)[(1)]
Colorectal	6
NSCLC	4
Pancreatic	3
Squamous cell skin	2
Breast	2
Uterine	2
Merkel cell carcinoma	2
Melanoma	1
Cervical	1
Prostate	1
Gastric	1
Fallopian tube cancer	1
Leiomyosarcoma	1

Treatment Status	Total (N=27)[(1)]
Continuing on Treatment	**3**
Discontinued Treatment	**24**
Progressive Disease	14
Adverse Events	4
Consent Withdrawal (Hospice)	3
Death Due to Progressive Disease	1
Other	2

Data cutoff date: August 3, 2023. 29 patients have been dosed across all dose levels, including 20 patients dosed in Phase 1A and 9 patients dosed in Phase 1B.
1. Among the 29 patients dosed, data was not available for two patients as of the data cutoff date.
2. Eligible histology includes, but is not limited to, the following: melanoma, squamous cell skin cancer, NSCLC, head and neck squamous cell carcinoma, esophageal squamous cell carcinoma, RCC, urothelial carcinoma, MSS instability-high/mismatch repair deficient colorectal or endometrial cancer, cervical cancer, TNBC and mesothelioma.
ECOG PS: ECOG performance status; Q6W: once every six weeks; TNBC: triple-negative breast cancer xilio THERAPEUTICS
14

15 150 mg Q6W Identified as RP2D for XTX101 in Phase 1A Data cutoff date: May 2, 2023 AUC: area under the curve; Cmax: maximum concentration; DL: dose level; DLT: dose-limiting toxicity; Q3W: once every three weeks; RP2D: recommended Phase 2 dose. DL5: 150 mg Q6W N=5 DL1: 7 mg Q3W N=2 No DLT DL2: 20 mg Q3W N=1 No DLT DL3: 60 mg Q3W N=6 N=1 Grade 3 Colitis N=2 Grade 3 Colitis DL4: 180 mg Q3W N=6 Target Dose 3X Target Dose RP2D DL5 designed to optimize Cmax from DL4 while maintaining the AUC of DL3

16 AE Category / Term All TRAEs with ≥10% incidence in any category All Patients at Q3W (7-180 mg) (n=18) RP2D 150 mg Q6W (n=9) Any Grade 3 Any Grade 3 Diarrhea or Colitis 7 (39%) 4 (22%) 1 (11%) 1 (11%) Diarrhea 5 (28%) 1 (6.0) 1 (11%) 1 (11%) (1) Colitis 5 (28%) 4 (22.0) 0 0 Nausea 3 (17%) 0 0 0 Vomiting 3 (17%) 0 0 0 Abdominal pain 2 (11%) 0 0 0 Infusion related reaction (2) 5 (28%) 3 (17%) 0 0 Fatigue 1 (6%) 0 1 (11%) 0 Decreased appetite 1 (6%) 0 1 (11%) 0 Dermatitis 1 (11%) 1 (11%) Dose reduction due to AE 3 1 Treatment discontinuation due to TRAE (3) 4 0 Data cutoff date: August 3, 2023. As of the data cutoff date, safety data were available for 27 patients across all dose levels, including 20 patients dosed in Phase 1A and 7 patients dosed in Phase 1B. 1. Grade 3 diarrhea with onset 10 weeks after the start of treatment (after 2 doses), resolved within 5 days without steroid use, patient tolerated 2 additional XTX101 doses after dose reduction (to 75 mg Q6W) without any symptom recurrence. 2. Infusion related reactions associated with antidrug antibodies (ADA). 3. All treatment discontinuations were due to TRAE for an infusion reaction. 150 mg Q6W Identified as Optimal Dose and Schedule for XTX101 No Grade 4 or 5 AEs Observed at Any Dose Level

17 66% 62% 57% 51% 41% 25% 24% 17% 15% 14% 13% 10% 0% -5% -7% -52% +20% -30% -100 -90 -80 -70 -60 -50 -40 -30 -20 -10 0 10 20 30 40 50 60 70 80 90 100 cSCC: cutaneous squamous cell carcinoma Data cutoff date: August 3, 2023. XTX101 Demonstrated Evidence of Anti-Tumor Activity in Phase 1 Trial (Phase 1A and 1B) Best Percentage Change in Sum of Diameter from Baseline in Target Lesions (%) cSCC NSCLC NSCLC

18 -100 -80 -60 -40 -20 0 20 40 60 80 100 0 5 10 15 20 25 30 35 40 Weeks from First Dose Partial Response Stable Disease +20% -30% New Lesion Data cutoff date: August 3, 2023. As of the data cutoff date, treatment ongoing for one NSCLC patient with confirmed partial response, and all other patients shown in figure have discontinued treatment. XTX101 Demonstrated Prolonged Anti-Tumor Activity in a Patient with PD-L1 Negative NSCLC and Hepatic Metastases Change from Baseline in Target Lesion (%)

19 XTX101 Anti-Tumor Activity in a Patient with PD-L1 Negative NSCLC and Hepatic Metastases • Patient: 66-year-old, female • Diagnosis: Stage 4 NSCLC, PD-L1 negative • Previous Treatment: 1 line of chemotherapy - 4 cycles of paclitaxel and carboplatin - Complete response (CR) - Progressed (four months after CR) • Enrolled in XTX101 trial: Cycle 1 in November 2022 • Dose Level: 150 mg Q6W • Treatment to date: 7 doses of XTX101 administered (continuing on treatment, 36+ weeks) • Related AE: Only Grade 1 fatigue Primary: Lung (NSCLC) Secondary: Liver (Metastatic) Data cutoff date: August 3, 2023.

20 Primary Lung Lesion Decreased in Size and Developed Cavitation on XTX101 Monotherapy Baseline After 9 Weeks of XTX101 After 18 Weeks of XTX101 20

21 Hepatic Metastases Resolved on XTX101 Monotherapy After 9 weeks of XTX101 Baseline After 18 weeks of XTX101 21

22 PR: partial response XTX101 Tumor-Selective Activity Demonstrated by Minimal Changes in Peripheral PD Markers in PD-L1 Negative NSCLC Patient with Confirmed PR Fold Change from Baseline in Peripheral PD Markers of Anti-CTLA-4 Activity Pretreatment = baseline On-treatment = cycle 4, day 7

23 XTX101 Clinical Development Path Pursuing XTX101 in Combination with Atezolizumab in MSS CRC

24 Colorectal Cancer (CRC) – A Growing Threat to Young Adults • In the US, colorectal cancer ranks second in cancer-related deaths overall and is the leading cause in men younger than 50 (1) - Over 150,000 patients diagnosed annually, with ~60% anticipated to have Stage 4 disease at diagnosis (1) - 52,550 CRC deaths projected in 2023, with nearly 4,000 in adults younger than 50 (1) • Majority of patients diagnosed with metastatic disease (~60%) do not have surgery (2) - Primary treatment approach includes chemotherapy and radiation for most patients - Only 2-4% of Stage 4 patients classified as MSI-H are eligible for treatment with immunotherapy, and a subset of these quickly develop immune resistance (3) MSI-H: Microsatellite Instability-High 1. Siegel et al, Colorectal Cancer Statistics, (2023). 2. Cerner Enviza, CancerMPact®Treatment Architecture (2022). 3. Weng et al, Journal of Hematology & Oncology, (2022). 24

25 Vast Majority of Metastatic Colorectal Cancer is MSS CRC with No Approved IO Treatment Options • MSS CRC represents the vast majority of metastatic CRC (95%) (2) - Characterized by tumors with weak immunogenicity and limited immune cells (making it a “cold tumor”) - Checkpoint inhibitors ineffective in MSS CRC to date - Opportunity exists for IO combinations that together can help mount an adequate immune response • Liver is most common site of metastases in CRC (3) - Over 80% of patients with liver metastases from CRC have unresectable lesions (4) - Long-term survival remains rare, with these patients often excluded from clinical trials, particularly for IO 1. Siegel et al, Colorectal Cancer Statistics, (2023). 2. Ooki et al, Journal of Anus Rectum Colon, (2021). 3. Valderrama-Trevino et al, EJOHG, (2017). 4. Sheth et al, Clinics in Colon and Rectal Surgery (2005). 5. Cerner Enviza, (2023). ~85,000 patients with Stage 4 MSS CRC in the US alone have no IO options available to treat their disease US patients projected to be diagnosed with CRC in 2023 (1) ~150,000 ~60% of patients will be diagnosed with Stage 4 disease (1) ~90,000 ~95% of Stage 4 disease is MSS CRC (2) ~85,000 ~70% of patients of patients with Stage 4 disease develop liver metastases (5) ~60,000

Clinical Development Plan for XTX101

Enrollment Completed

Phase 1A
Monotherapy Dose-Escalation
Advanced Solid Tumors
(n=20 dosed)

Ongoing

Current dose level: 150 mg Q6W

Phase 1B
Monotherapy Expansion PD [1]
(n=9 dosed)

Phase 1C
XTX101 + atezolizumab [2]
Combination Dose Escalation

Phase 2
XTX101 + atezolizumab
in MSS CRC [2]

Phase 2 intended to include patients both with and without liver metastases

Indicates planned future trial

Plan to activate clinical trial sites for combination dose escalation to evaluate XTX101 in combination with atezolizumab in Q4 2023

Data cutoff date: August 3, 2023
1. Eligible histology includes, but is not limited to, the following: melanoma, squamous cell skin cancer, NSCLC, head and neck squamous cell carcinoma, esophageal squamous cell carcinoma, RCC, urothelial carcinoma, MSS instability-high/mismatch repair deficient colorectal or endometrial cancer, cervical cancer, TNBC and mesothelioma.
2, Clinical trial research collaboration with Roche to evaluate XTX101 in combination with atezolizumab (Tecentriq®).

xilio THERAPEUTICS
26

XTX101 Clinical Trial Progress and Anticipated Milestones

- RP2D defined at 150 mg Q6W with differentiated safety profile
- Preliminary PK analyses demonstrated dose-proportional drug exposure and limited active (unmasked) molecule in the periphery
- 150 mg dose provided a 2-fold higher C_{max} (adjusted for 10x higher potency) compared to ipilimumab 10 mg/kg
- Monotherapy confirmed partial response in a patient with PD-L1 negative NSCLC reported at 150 mg Q6W with resolution of hepatic metastases (1)
  - Tumor-selective activation for XTX101 demonstrated by minimal peripheral PD in this patient

Q4
2023

- Anticipate activating clinical trial sites for Phase 1 dose escalation evaluating XTX101 in combination with atezolizumab in Q4 2023 xilio THERAPEUTICS

Data cutoff date: August 3, 2023.
1. Tumor response was assessed by RECIST version 1.1.

27

28 XTX202 Tumor-Activated, Beta-Gamma IL-2

29 Data represents all patients that received high dose IL-2 (no control group). NR: no response; PFS: progression free survival. High-Dose IL-2 has Curative Potential but Limited by High Systemic Toxicity High-Dose IL-2 • Deep and durable responses • CRs in Melanoma and RCC • High systemic toxicity Low-Dose IL-2 • Tolerable but immunosuppressive The critical challenge in the development of IL-2 therapies is to maximize efficacy while improving patient tolerability High-dose IL-2 resulted in PFS >10 years, mostly in patients who achieved a CR

30 XTX202: Tumor-Activated, Beta-Gamma IL-2 Designed to Overcome the Limitations of Systemically Active Molecules Cleavage Site Half-Life Extension Domain Effector Domain Masking Domain Half-Life Extension Domain Effector Domain MMP Activation Inactive State Active State Activated XTX202: • Beta-gamma IL-2 effector domain designed to minimize TREG activation

XTX202 Demonstrated TIL Expansion (CD8+ Effector T Cells and NK) and Anti-Tumor Activity Without Significant TREG Stimulation *In Vivo*

XTX202 and aldesleukin featured comparable anti-tumor activity



Tumor Volume (mm³) Day 5
Tumor volume (mm³ + SEM)
3000
2000
1000
0
Vehicle
Aldesleukin
XTX202

XTX202 and aldesleukin treatment increased CD8+ T cells in tumors



Tumor CD8+ T Cells
CD3+CD8+ (% CD45+ live cells)
30
20
10
0
3.3-fold change
Vehicle
Aldesleukin
XTX202

XTX202 and aldesleukin treatment increased NK cells in tumors



Tumor NK Cells
NKp46+CD3- (% CD45+ live cells)
30
20
10
0
*
*
Vehicle
Aldesleukin
XTX202

Aldesleukin increased TREGs in tumors while XTX202 had minimal effects



Tumor Regulatory T Cells
CD4+Foxp3+CD25+ (% CD45+ live cells)
30
20
10
0
**
Vehicle
Aldesleukin
XTX202

MC38 tumor-bearing mice were treated with either vehicle, aldesleukin (3 mg/kg BID) or XTX202 10mg/kg QDx5. Tumor volume was recorded at day 5 post first dose and tumor infiltrating immune cells were phenotyped and enumerated using flow cytometry. One-way ANOVA was performed to determine statistical significance. *p<0.05; **p<0.001.
NK: natural killer; TIL: tumor infiltrating lymphocytes.

xilio THERAPEUTICS

31

32 Enhancement of In Vivo Activity and Evidence of Memory Response for XTX202 in Combination with Anti-PD-1 0 20 40 60 80 100 0 50 100 Days post-treatment start Probability of Survival Rechallenge ** 0 5 10 15 20 0 500 1000 1500 Days post-treatment start Tumor volume (mm³ + SEM) Naive XTX202 2mg/kg + Anti-mPD-1 0 5 10 15 20 0 500 1000 1500 Days post-treatment start Tumor volume (mm³ + SEM) Vehicle XTX202 2mg/kg Anti-mPD-1 10mg/kg XTX202 2mg/kg + Anti-mPD-1 * ** * TGI (D13) 48% TGI(D13) 69% TGI (D13) 92% Data Presented at Society for Immunotherapy of Cancer (SITC) in November 2022 TGI (D13) 48% TGI (D13) 69% TGI (D13) 92% Anti-tumor activity of XTX202 as a single agent and in combination with anti-mPD-1 was evaluated in hFcRn Tg32 transgenic mice bearing the murine MB49 bladder carcinoma model. The combination of XTX202 with anti-mPD-1 further improved anti-tumor activity with TGI 92% on Day 13 (Data presented as mean ±SEM, two-way ANOVA followed by post hoc Dunnett’s test, *P < 0.05; **P < 0.005). The treatment with XTX202 alone or in combination with anti-mPD-1 improved animal survival from 19 days to 27.5 and 38 days, respectively (Geham-Breslow-Wilcoxon test, **P < 0.01). A mouse with complete regression of MB49 tumor after combination therapy with XTX202 and anti-mPD-1 was resistant to tumor rechallenge with autologous MB49 tumor implanted on the opposite flank. mAb: monoclonal antibody; TGI: tumor growth inhibition. Enhanced in vivo activity observed with combination of XTX202 and anti-PD-1 mAb XTX202 combination with anti-PD-1 induced complete responses in subset of animals Complete responders rejected tumors upon rechallenge, indicating evidence of memory response

33 As of August 14, 2023 Clinical Development Plan for XTX202 Potential to Explore Additional Phase 2 Trials for XTX202 in Combination with an anti-PD-(L)1: Melanoma, RCC, Lung Cancer Indicates potential future cohort or trial Current dose level: 4.0 mg/kg Phase 2A Monotherapy Expansion RCC Cohort Phase 2B Monotherapy Expansion Melanoma Cohort Phase 2C PD-1 Combination Dose Escalation Phase 1B Monotherapy PD Cohort “Hot Tumors” Monotherapy Expansion Potential pivotal trial in RCC and/or melanoma Initial dose level: 1.4 mg/kg Dose level: 2.8 mg/kg Phase 1A Monotherapy Dose Escalation Advanced Solid Tumors

Aldesleukin dose if full indicated administration completed (0.037mg/kg*14 over 5 days + 9 days rest + 0.037 mg/kg*14 over 5 days). In preclinical studies, XTX202 at a total dose of 20 mg/kg had similar activity for tumor growth inhibition and 34 PD to aldesleukin at a total dose of 24 mg/kg. DO: dose optimization; DE: dose escalation. XTX202 Has Achieved Dose Levels Beyond High-Dose IL-2 High-Dose IL-2 and IL-2 Clinical Molecules (doses in mg/kg) Aldesleukin at the approved dose is associated with severe systemic toxicity 1.036 0.006 0.024 0.030 0.090 0.364 2.8 Aldesleukin Bempegaldesleukin THOR707 Nemvaleukin MDNA11 ANV419 XTX202 Systemically Active Sytemically Active Systemically Active Systemically Active Systemically Active Systemically Active Tumor-Activated Clinigen Nektar Sanofi Alkermes Medicenna Anaveon Xilio Approved Negative Phase 3 DO RP2D DE DE DE + P2

Mojgan 35 Ahmadzadeh, Steven A. Rosenberg 2006 DOI: 10.1182/blood-2005-06-2399. 2. ASCO 2017, Abstract #2545. 3. ASCO 2022, Abstract # 2500. Results do not represent a head-to-head trial for 3rd party products and XTX101. Peripheral lymphocytosis is a PD marker of IL-2 biology. hr: human recombinant; ALC: absolute lymphocyte count No Peripheral Lymphocytosis Observed with XTX202 in Patients at the 1 mg/kg Dose Level Aldesleukin (1) hr IL-2 First Generation Bempegaldesleukin (2) NKTR-214 Second Generation Nemvaleukin Alfa (3) ALKS-4230 Second Generation Tumor-Activated XTX202 Third Generation Dose: 3 daily doses of high-dose IL-2 (720K IU/kg for 9 doses) Dose: 0.006 mg/kg Dose: 0.006 mg/kg (RP2D) IV x 5D Q3W Dose: 1 mg/kg Q3W Cell Types Immune cell expansion 2000 1500 1000 500 0 Absolute count (cells/µl blood) 0 10 20 30 40 Day XTX202: decrease in ALC count observed on Day 2; magnitude of increase in ALC on Day 7 lower than what has been reported for aldesleukin and bempeg

36 • 3.4 average increase in CD8 cell count observed in tumors treated with XTX202 from baseline • Clinical data consistent with 3.3-fold change observed in preclinical data Patients had an optional on-treatment tumor biopsy and were the only four patients treated with XTX202 for whom a tumor biopsy analysis was available as of August 1, 2023. CD8+ T cells assessed by FACS for peripheral blood and IHC for tumor. Relative fold-change in CD8+ cells in tumor takes into account increase in stromal TILs and CD8+ IHC (%TIL post-treatment x %CD8+ post-treatment over (%TIL pre-treatment x %CD8+ pre-treatment). Tumor-Selective Increases in CD8+ Effector T Cells Observed with XTX202 in Patients Patient #1: Melanoma patient treated with XTX202 at 0.38mg/kg Q2W (dose level 2) Relative Fold-Change in CD8+ T cells Compared to Pre-Treatment Periphery Tumor 0 2 4 6 8 Relative fold change in %CD8 T cells 3.3-fold Increase Patient #2: RCC patient treated with XTX202 at 0.53mg/kg Q2W (dose level 3) Relative Fold-Change in CD8+ T cells Compared to Pre-Treatment Periphery Tumor 0 2 4 6 8 Relative fold change in %CD8 T cells 7-fold Increase Patient #3: RCC patient treated with XTX202 at 1mg/kg Q2W (dose level 4) Relative Fold-Change in CD8+ T cells Compared to Pre-Treatment Periphery Tumor 0 2 4 6 8 Relative fold change in %CD8 T cells 1.16-fold Increase Patient #4: Rectal patient treated with XTX202 at 2.8mg/kg Q2W (dose level 6) Relative Fold-Change in CD8+ T cells Compared to Pre-Treatment Periphery Tumor 0 2 4 6 8 Relative fold change in %CD8 T cells 2.2-fold Increase

37 XTX202 Clinical Trial Progress • Administered as an outpatient regimen • PK supports once every three-week dosing schedule • Surpassed target dose range of 1 mg/kg (dose level four) in Phase 1 monotherapy dose-escalation - No signs or symptoms of VLS observed through 2.8 mg / kg (dose level six) - Currently dosing patients at 4.0 mg/kg (dose level seven) • Tumor-selective increases in CD8+ effector T cells observed in four patients following XTX202 treatment • Patients received up to 17 cycles of treatment to date in Phase 1 monotherapy dose escalation • Phase 2 open and dosing patients at initial RP2D of 1.4 mg/kg - Based on continued Phase 1 dose-escalation, plan to explore opportunities to evaluate XTX202 at an additional, higher dose level in Phase 2 Q4 2023 • Plan to report preliminary anti-tumor activity, PK/PD and safety data in at least 20 evaluable patients treated at dose levels at or above 1 mg/kg in the Phase 1/2 trial in early November 2023

38 Multiple Combination Opportunities Enabled by XTX202 Properties: Tumor-Activated, Well-Tolerated Preclinically and Clinically-Validated Target • Monoclonal antibodies • (Checkpoint inhibitors; ADCC-inducing mAbs; • T-cell engagers) Other pro-inflammatory cytokines (IL-12; IL-18) Cell therapies (TIL, T-cell receptor (TCR)) XTX202 (IL-2) Cancer vaccines XTX202’s novel proprietary design has potential for numerous combination opportunities

39 XTX301 Tumor -Activated IL -12

The Compelling Potential of IL-12 as a Therapeutic Agent

- IL-12 has significant potential as a potent IO therapeutic agent in cold tumors
- Poor tolerability has limited its clinical progress for decades
- No currently approved IL-12 agents

IL-12 Has Highly Compelling Biology for IO Applications

Exquisitely potent stimulator of NK and T cell cytotoxicity and INFγ production

Capable of polarizing CD4 T-cells towards Th1 phenotype, thus driving cellular immunity against infection and cancer

Robust INFγ induction results in broad remodeling of the TME towards a more immune-permissive environment

Demonstrated single agent objective responses in patients, but poorly tolerated (MTD <500 ng/kg on repeat dosing)

INFγ is a pleiotropic molecule with associated antiproliferative, pro-apoptotic and antitumor mechanisms. Th1-type cytokines tend to produce the proinflammatory responses responsible for killing intracellular parasites and for perpetuating autoimmune responses.
INFγ: interferon gamma; MTD: maximum tolerated dose; ng/kg: nanograms/kilogram.

xilio THERAPEUTICS

40

IL-12 Can Remodel Cold Tumor Microenvironment Towards a Pro-Inflammatory (Hot) State that Favors Anti-Tumor Immunity

Cold Tumor

- Lack of CD8+ T cells and NK cells within tumor
- Presence of immune suppressive cells (TREGs, MDSCs)
- Poor response to checkpoint inhibitors

Hot Tumor

- CD8+ T cells and NK cells are abundant in tumor
- Pro-inflammatory microenvironment
- Improved prognosis and effective killing of tumor cells with immunotherapy treatment


IL-12
Cancer cell
Fibroblast
Treg
Dying cancer cell
CD8+ T cell
NK cell

41

Adapted from "Cold vs Hot Tumors", by BioRender.com, 2022. Retrieved from https://app.biorender.com/biorender-templates Barraondo et al., Clin. Cancer Res., 2018. Nguyen et al., Front. Immunol., 2020.
MDSC: myeloid-derived suppressor cells

42 XTX301: Tumor-Activated IL-12 Designed to Overcome the Limitations of Systemic Recombinant Human IL-12 Inactive State Active State MMP Activation Half-Life Extension Domain Masking Domain Effector Domain Cleavage Site Effector Activated XTX301: Domain • Optimized short half-life IL-12 (half-life extension domain not retained)

mXTX301 Demonstrated Dose-Dependent Anti-Tumor Activity Without Body Weight Loss *In Vivo*

Tumor Growth



TGI (D11) 60%
TGI (D11) 91%
TGI (D11) 92%
Tumor volume, mm³ (mean + SEM)
2000
1500
1000
500
0
****
****
****
0
5
10
15
Days Post Dose
Vehicle
mXTX301 0.039 mg/kg
mXTX301 0.13 mg/kg
mXTX301 0.39 mg/kg
Unmasked control 0.03 mg/kg

High-dose mXTX301 demonstrated significant anti-tumor activity…

Body Weight



Body weight, % change
30
20
10
0
-10
-20
-30
**
****
****
0
5
10
15
Days Post Dose
Vehicle
mXTX301 0.039 mg/kg
mXTX301 0.13 mg/kg
mXTX301 0.39 mg/kg
Unmasked control 0.03 mg/kg

…without causing body weight loss

Data Presented at New York Academy of Sciences' Frontiers in Cancer Immunotherapy in May 2022

mXTX301 is a murine surrogate for XTX301.
MC38 model: s.c. 0.5x106 cells; single IV dose of mXTX301 and mXTX302 on Day 0. Tumor growth data shown as mean±SEM. Tumor volume data was assessed by a two-way ANOVA followed by Bonferroni post hoc test on Day 11 compared to vehicle treated animals. ****p<0.0001 for all mXTX301 treatment groups. Body weight data are shown as mean ±SEM. A two-way ANOVA followed by Bonferroni post hoc test compared to vehicle treated animals was performed **p<0.005, ****p<0.0001.

xilio THERAPEUTICS
43

44 mXTX301 is a murine surrogate for XTX301. Left panel: MC38 tumor bearing mice (n= 5 per group) were treated with a single IV dose of mXTX301 at 0.39 mg/kg or vehicle and immune cells were phenotyped using FACS. The number of cells for each immune phenotype was calculated per g of tissue and the ratio of cells after mXTX301 treatment to after vehicle treatment is presented as mean ± SD. Changes in the ratio of each cell type in spleen and tumor were assessed by an unpaired t test. *P < 0.05, **P < 0.005. Right panel: Tumors from mice treated with vehicle, 0.39 mg/kg mXTX301 were profiled by RNAseq. Left Heatmap: Color tracks with z-score-transformed relative expression of each gene across samples (blue, under-expression compared to the mean; red: over-expression compared to the mean). Right Heatmap: Color shows significance (-log10 Fisher_PVal) of pathway enrichment (rows are pathways or gene-sets). mXTX301 Induced Tumor-Specific Pharmacology In Vivo • • CD45 CD3 CD4 CD8 0 2 4 6 Fold change over Vehicle Tumor Spleen ns ✱✱ ✱ ✱✱ Vehicle mXTX301 Day 4 Day 7 Day 4 Day 7 -2 -1 0 1 2 Gene mXTX301 induced specific T cell recruitment into the tumor with minimal peripheral effects mXTX301 induced pro-inflammatory gene programs and broadly remodeled TME toward inflamed state

mXTX301 is a murine surrogate for XTX301. 45 Left panel: Mice bearing MC38 syngeneic colorectal carcinoma tumors were dosed with mXTX301 (murine surrogate for XTX301), and the percent activated drug was measured over time in tumors and plasma. Right panel: Mice bearing MC38 syngeneic colorectal carcinoma tumors were dosed once with mXTX301 or a non-activatable control and tumor growth was monitored over time. mXTX301 was Preferentially Activated in Tumors vs. Plasma In Vivo • • 0 5 10 15 0 500 1000 1500 2000 2500 3000 Days post-treatment start Tumor volume (mm³ + SEM) 0.039 mg/kg Vehicle 0.039 mg/kg Non-Activatable Control mXTX301 24 48 72 0 1 2 3 4 Timepoint (hours) Fold Active Drug in Tumor vs Plasma (Avg) Tumor-specific activation mXTX301 treatment resulted in cleavage-dependent enhancement in activity vs non-activatable control mXTX301 treatment resulted in cleavage-dependent enhancement in activity vs non-activatable control

46 • XTX301 was tolerated at doses up to 2.0 mg/kg Q1W x4 in NHP (HNSTD) • mXTX301 induced tumor regressions in murine model following a single dose of 0.13 mg/kg HNSTD: highest non-severely toxic dose; Q1W: once every week. XTX301 Preclinical Data Support Potential for Broad Therapeutic Index 0 24 48 72 96 120 144 168 1 10 100 1000 10000 Timepoint (hours) Drug Exposure AUC 0-168h (hr* μg/ml) Tolerable exposure in NHP (HNSTD) Exposure range for anti-tumor activity Tumor regressions Tumor growth inhibition Therapeutic index Compound In Vivo Model Dose (mg/kg) AUC0-168 (hr*μg/mL) Estimated Therapeutic Index (AUCSafety / AUCActivity) mXTX301 Anti-tumor activity (murine) 0.13 37.8 67 XTX301 Safety (NHP) 2.0 2540

47 μg: micrograms. Clinical Development Plans for XTX301 Phase 1A Monotherapy Dose-Escalation Advanced Solid Tumors Phase 1B — 1 Monotherapy PD Cohort “Hot Tumors” Phase 1B — 2 Monotherapy PD Cohort “Cold Tumors” Backfill Cohort Phase 1C Combination with PD-(L)1 Dose-Escalation Advanced Solid Tumors Phase 2 XTX301 Monotherapy Head and Neck Cancer and NSCLC Phase 2 XTX301+PD-(L)1 in MSS CRC or Pancreatic Cancer Initial dose level: 5μg/kg (0.005 mg/kg) Potential to Explore Additional Phase 2 Trials for XTX301 in Combination with an anti-PD-(L)1: NSCLC, Head and Neck, Melanoma, TNBC, MSI-H CRC, Prostate, Ovarian, Pancreas, MSS CRC Indicates potential future cohort or trial

48 XTX301 Progress and Anticipated 2023 Clinical Milestones • Demonstrated dose-dependent anti-tumor activity without significant body weight loss in vivo • Preferentially activated in tumors vs plasma in vivo • Preferentially activated in human patient tumors vs. plasma ex vivo • Phase 1 initiated at starting dose of 5μg/kg (0.005 mg/kg) Q3W - 10x higher than the MTD for recombinant human IL-12 of 0.5 μg/kg (1) • Anticipate reporting preliminary Phase 1 safety data into 3rd dose level in Q4 2023 Q4 2023 1. Portielje et al. Clin Cancer Res. 1999 Dec;5(12):3983-9.

49 Preclinical Proof-of-Concept Human Translational Proof-of-Concept Peripheral Masking In Clinic Tumor-Activation in Clinic Clinical Anti-Tumor Activity XTX101 (Anti-CTLA-4) Phase 1A Complete Phase 1B Dosing XTX202 (IL-2) Phase 1B and Phase 2 Dosing XTX301 (IL-12) Phase 1A Dosing Multifunctional (PD-1/IL-2) Research Program Executing on Our Vision to Deliver Tumor-Activated Immuno-Oncology Therapies Created Through Our Unique and Efficient Design Process Anticipated Early November 2023 Anticipated Q4 2023

50 Xilio is Positioned for Multiple Anticipated Clinical Milestones XTX101 (Anti-CTLA-4) Reported Clinical Data Preliminary anti-tumor activity, safety and PK/PD data from Phase 1 trial (monotherapy) XTX202 (IL-2) Plan to Report Clinical Data Preliminary anti-tumor activity, safety and PK/PD data in at least 20 evaluable patients from Phase 1/2 trial (monotherapy) XTX301 (IL-12) Plan to Report Clinical Data Preliminary safety data from Phase 1 trial into 3rd dose level (monotherapy dose escalation) Q4 2023 Q2 2023 XTX101 (Anti-CTLA-4) Initiate Combination Dose Escalation Activate clinical trial sites for Phase 1 dose escalation evaluating XTX101 in combination with atezolizumab XTX202 (IL-2) Initiated Clinical Trial Enrollment in Phase 2 trial (monotherapy) XTX101 (Anti-CTLA-4) Announced Clinical Collaboration Advancing Phase 1/2 development of XTX101 in combination with atezolizumab Q3 2023

51 Anticipate Existing Cash and Cash Equivalents Sufficient to Fund Operating Expenses and Capital Expenditure Requirements Into the End of Q2 2024 Balance Sheet June 30, 2023* December 31, 2022 Cash and Cash Equivalents $75.4M $120.4M * Unaudited Statement of Operations Three Months Ended June 30 2023* 2022* Research & Development Expenses $13.2M $16.2M General & Administrative Expenses $6.9M $8.3M Loss from Operations $(20.1M) $(24.6M)

52 Xilio is working to deliver highly potent, localized immunotherapies in cancer and beyond Xilio Therapeutics is a Differentiated IO Company with a Proprietary Tumor-Activated Platform and the Team to Deliver Patient Portrayal